Exhibit 99.1

BRIGHTLINE INTERACTIVE LLC

FINANCIAL STATEMENTS

YEAR ENDED

DECEMBER 31, 2021

BRIGHTLINE INTERACTIVE LLC

INDEPENDENT AUDITOR’S REPORT

To the Stockholders and Board of Directors

Brightline Interactive LLC

Opinion

We have audited the accompanying financial statements of Brightline Interactive LLC (a Virginia limited liability company) which comprise the balance sheet as of December 31, 2021, and the related statements of operations, changes in members’ deficit and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brightline Interactive LLC as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Brightline Interactive LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Brightline Interactive LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

MGI Worldwide is a network of independent audit, tax, accounting and consulting firms. MGI Worldwide does not provide any services and its member firms are not an international partnership. Each member firm is a separate entity and neither MGI Worldwide nor any member firm accepts responsibility for the activities, work, opinions or services of any other member firm. For more information visit www.mgiworld.com/legal

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●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Brightline Interactive LLC’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Brightline Interactive LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

New York, New York

July 27, 2022

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BRIGHTLINE INTERACTIVE LLC

Balance Sheet

As of December 31, 2021

Assets

Current Assets
Cash	$100,860
Accounts receivable	109,033
Prepaid expenses and other current assets	16,524

Total Current Assets	226,417

Property and equipment, net	80,580

Other Assets
Security deposits and other assets	10,000

Total Assets	$316,997

Liabilities and Accumulated Deficit

Current Liabilities
Accounts payable and accrued expenses	$424,379
Credit card payable	52,719
Accrued contract loss liability	33,611
Contract liabilities, net	794,493
Due to member	60,500

Total Current Liabilities	1,365,702

Long-Term Liabilities
Loans from members	1,573,770
Deferred rent liability	45,015

Total Long-Term Liabilities	1,618,785

Total Liabilities	2,984,487

Commitments and Contingencies

Accumulated Deficit	(2,667,490)

Total Liabilities and Accumulated Deficit	$316,997

See accompanying notes to financial statements.

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BRIGHTLINE INTERACTIVE LLC

Statement of Operations

Year Ended December 31, 2021

Revenues, net	$5,024,011
Costs of services	(1,767,333)
Gross Profit	3,256,678

Operating Expenses
General and administrative expenses	1,396,164
Sales and marketing expense	927,527
Research and development	593,770
Total Operating Expenses	2,917,461

Income from Operations Before Other Income (Expense)	339,217

Other Income (Expense)
Other income – forgiveness of Paycheck Protection Program loan	234,930
Interest expense and finance charges	(103,485)
Total Other Income, net	131,445

Net Income	$470,662

See accompanying notes to financial statements.

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BRIGHTLINE INTERACTIVE LLC

Statement of Changes in Members’ Deficit

Year Ended December 31, 2021

Members’ deficit - beginning	$(3,138,152)

Net income	470,662

Members’ deficit - ending	$(2,667,490)

See accompanying notes to financial statements.

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BRIGHTLINE INTERACTIVE LLC

Statement of Cash Flows

Year Ended December 31, 2021

Cash Flows from Operating Activities
Net income	$470,662

Adjustments to Reconcile Net Income to Net Cash Used in Operating Activities
Depreciation	16,954
Forgiveness of Paycheck Protection Program loan	(234,930)
Deferred rent	45,015
Bad debt expense	75,903

Changes in Operating Assets and Liabilities
Accounts receivable	165,053
Prepaid expenses and other current assets	(5,752)
Accounts payable and accrued expenses	(79,509)
Credit cards payable	40,155
Contract liabilities, net	(2,086,082)
Net Cash Used in Operating Activities	(1,592,531)

Cash Flows from Investing Activities
Security deposits refunded	4,754
Acquisition of property and equipment	(26,246)
Net Cash Used in Investing Activities	(21,492)

Cash Flows from Financing Activities
Repayment of member advances	(7,828)
Repayment of member loans	(72,193)
Net Cash Used in Financing Activities	(80,021)

Net Decrease in Cash	(1,694,044)

Cash – beginning	1,794,904

Cash – ending	$100,860

Supplemental Disclosure of Cash Flows Information:
Cash Paid During the Year For:

Interest	$100,000

See accompanying notes to financial statements.

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BRIGHTLINE INTERACTIVE LLC

Notes to Financial Statements

Year Ended December 31, 2021

1.	Description of Business	Brightline Interactive LLC (“Brightline” or the Company) designs, builds, and installs interactive and virtual reality experiences at events, permanent display areas, and simulation environments.

Profits, losses and distributions are allocated to members as provided for in the member agreement.

As a limited liability company, the members are not liable for the debts, obligations, or liabilities of Brightline, whether arising in contract, tort, or otherwise, unless the member has signed a specific guarantee.

2.	Summary of Significant Accounting Policies

Use of Accounting Estimates
The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the accompanying financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The principal estimates relate to the valuation of allowance for doubtful accounts, and cost of services.

Revenue Recognition

Nature of Revenues	The Company reports its revenues in two categories:

● Software Services: Virtual and Augmented Reality projects, solutions and consulting services.
● Other revenues (including equipment sales, consulting, hosting, support, maintenance and services)

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, (“ASC 606”).

The Company applies the following steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;
●	identify the performance obligations in the contract;
●	determine the transaction price;
●	allocate the transaction price to performance obligations in the contract;
●	recognize revenue as the performance obligation is satisfied;
●	determine that collection is reasonably assured

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BRIGHTLINE INTERACTIVE LLC

Notes to Financial Statements

Year Ended December 31, 2021

2.	Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

Nature of Revenues
	(Continued)	Revenue is recognized when the Company satisfies its performance obligation and collection is reasonably assured. A performance obligation is a promise in a contract to transfer a distinct product or service to a customer. Most of the Company’s contracts have a single performance obligation, as the promise to transfer products or services is not separately identifiable from other promises in the contract and, therefore, not distinct.

Any unrecognized portion of revenue and any corresponding unrecognized expenses are presented as a contract liability (deferred revenues) and a contract asset (deferred costs), respectively, in the accompanying balance sheet. Contract assets include payroll costs, and may include payments to vendors.

Total contract assets and contract liabilities at December 31, 2021 is as follows:

Contract assets	$1,223,071
Contract liabilities	(2,017,564)
Contract liabilities, net	$(794,493)

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or providing services. As such, revenue is recorded net of returns, allowances, customer discounts, and incentives. Sales taxes and other taxes are excluded from revenues.

The Sale of Customized Projects – Revenue for custom project solutions (projects whereby, the development of the custom project leads to an identifiable asset but does have an alternative use to the Company), are recognized when the project is delivered to the customer.

For consulting, the Company generally invoices customers monthly as the services are performed, which is when the performance obligation is satisfied.

Other revenue such as support and hosting services are recognized over the term of the contract, which is when the performance obligation is satisfied.

Cost of Revenue	Cost of revenue includes: direct labor, outside direct labor, and other costs directly incurred to support revenue generation.

Unfulfilled Performance
Obligations	Unfulfilled performance obligations represent amounts expected to be earned on executed contracts. As of December 31, 2021, the Company had approximately $2,296,000 in unfulfilled performance obligations. The Company expects to satisfy approximately 100% of the performance obligations within one year.

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BRIGHTLINE INTERACTIVE LLC

Notes to Financial Statements

Year Ended December 31, 2021

2.	Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

	Significant Judgements	The Company’s contracts with customers may include promises to transfer multiple products/services. Determining whether products/services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment. Further, judgment may be required to determine the standalone selling price for each distinct performance obligation.

Disaggregation of
	Revenue	The Company generated revenue for the year ended December 31, 2021 principally by delivering customized project solutions, consisting primarily of VR/AR projects, consulting services, support and hosting.

The following is a disaggregation of the Company’s revenue by major source for the year ended December 31, 2021:

Customized project solutions	$4,893,319
Other revenue	130,692

Total Revenue	$5,024,011

Substantially all customized project solution revenue is recognized at a point in time. All other revenue is substantially recognized over time.

Accounts Receivable	Accounts receivable consists primarily of amounts due from customers under normal trade terms (30-60 days). Allowances for uncollectible accounts are provided for based upon a variety of factors, including historical amounts written-off, an evaluation of current economic conditions, and assessment of customer collectability. As of December 31, 2021 no allowance for doubtful accounts was recorded as all amounts were considered collectible.

Customer Concentration and Credit Risk
Two customers accounted for approximately 82% of the Company’s total gross revenues during the year ended December 31, 2021, of which one customer accounted for 71% of total gross revenues. Further, two different customers represent 84% of the Company’s accounts receivable at December 31, 2021, of which one customer accounted for 60% of accounts receivable.

The Company maintains cash in accounts that, at times, may be in excess of the Federal Deposit Insurance Corporation limit. The Company has not experienced any losses on such accounts.

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BRIGHTLINE INTERACTIVE LLC

Notes to Financial Statements

Year Ended December 31, 2021

2.	Summary of Significant Accounting Policies (Continued)

	Property and Equipment	Property and equipment are carried at cost. Depreciation is being provided by the straight-line method over the estimated useful lives of the assets, generally 3 to 7 years (See Note 3). Maintenance and repairs are charged to expense as incurred, while major renewals and betterments are capitalized.

When assets are retired or otherwise disposed of, the cost of assets disposed of and the related accumulated depreciation/amortization is removed from the accounts and any resulting gain or loss is included in the statement of operations in the period of disposal.

The Company assesses the recoverability of property and equipment whenever events or changes in circumstances indicate that their carrying value may not be recoverable. There was no impairment of property or equipment for the year ended December 31, 2021.

Research and
	Development Costs	Research and development expenses are expensed as incurred, and include payroll, and employee benefits. Research and development expenses also include third-party development and programming costs. Given the emerging industry and uncertain market environment the Company operates in, research and development costs are not capitalized.

	Deferred rent	The Company recognizes rent expense for operating leases on a straight-line basis over the terms of the leases and, accordingly, the difference between cash rent payments and the recognition of rent expense is recorded as a deferred rent liability.

	Income Taxes	As a limited liability company, the Company has elected to be treated as an “S” Corporation for federal and Virginia income tax purposes. The members of an S Corporation include their respective shares of the corporation’s income or loss in their individual income tax returns. Accordingly, the Company pays no federal and Virginia income taxes on income earned and receives no income tax benefits for losses sustained.

FASB ASC Topic 740, Income Taxes, or ASC 740, clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, there are no significant uncertain tax positions requiring recognition in the Company’s financial statements.

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BRIGHTLINE INTERACTIVE LLC

Notes to Financial Statements

Year Ended December 31, 2021

2.	Summary of Significant Accounting Policies (Continued)

Income Taxes (Continued)
The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in material changes to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest for the year ended December 31, 2021. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Recently Issued Pronouncements

Leases	In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (ASC 842). The amendments under this pronouncement change the way all leases with durations of one year or more are treated. Under this guidance, lessees are required to capitalize virtually all leases on the balance sheet as a right-of-use asset and an associated financing lease liability or capital lease liability. The right-of-use asset represents the lessee’s right to use, or control the use of, a specified asset for the specified lease term. The lease liability represents the lessee’s obligation to make lease payments arising from the lease, measured on a discounted basis. Based on certain characteristics, leases are classified as financing leases or operating leases. Financing lease liabilities, those that contain provisions similar to capitalized leases, are amortized in the same manner as capital leases are amortized under current accounting rules, as amortization expense and interest expense in the statement of operations. Operating lease liabilities are amortized on a straight-line basis over the life of the lease as lease expense in the statement of operations. The Company will adopt this standard on January 1, 2022 using the retrospective method. The adoption of the new standard is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Financial Instruments – Credit Losses
In June 2016, the FASB issued a new standard to replace the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates (ASC 326). The Company will be required to use a forward-looking expected credit loss model for accounts receivable, loans, and other financial instruments. Credit losses relating to available-for-sale debt securities, if any, will also be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities The Company does not expect to adopt this standard prior to January 1, 2023. The Company is currently evaluating the impact of this standard on its financial statements.

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BRIGHTLINE INTERACTIVE LLC

Notes to Financial Statements

Year Ended December 31, 2021

2.	Summary of Significant Accounting Policies (Continued)

	Subsequent Events	Subsequent events were evaluated through July 27, 2022, the date on which these financial statements were available to be issued. Except for the transactions disclosed in Note 5 and 7, there were no material subsequent events that required recognition or additional disclosure in the financial statements.

3.	Property and Equipment	Property and equipment consist of:

As of December 31,	2021
Computer and office equipment	$91,514
Furniture and fixtures	45,761
137,275
Less accumulated depreciation	(56,695)
$80,580

Depreciation expense was $16,954 during the year ended December 31, 2021.

4.	SBA Paycheck Protection Program Loan	In April 2020, the Company received a Paycheck Protection Program loan (“PPP”) from the Small Business Administration (“SBA”) in the amount of $234,930. The Company utilized the PPP loan proceeds in full towards payroll and rent in accordance with the SBA guidelines. Pursuant to SBA guidelines, the Company’s PPP loan was fully forgiven in April 2021.

5.	Related Party
	Transactions	Due to member, are advances from a member for short-term purposes, do not bear interest, and are expected to be repaid within one year.

The loans from members have no definitive due date and bear interest at the rate of 8% per annum. Interest expense amounted to approximately $100,000 for the year ended December 31, 2021. $200,000 of the loans are personally guaranteed by another member and repayment of $1,538,188 of the loans are guaranteed unconditionally by a pledge of the member’s interest of the guaranteeing member. The members have committed not to request repayment of the loans until after January 1, 2023, unless there is a change in control, as defined. Further, subsequent to year end two members advanced the Company $160,000 to meet operating obligations. The additional advances are unsecured, noninterest bearing and will be repaid August 1, 2022.

6.	Commitments and Contingencies

	Leases	The Company’s office facility is leased under an operating lease which expires in April 2026. The lease requires the Company to pay a pro-rated share of common area maintenance, insurance and real estate taxes.

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BRIGHTLINE INTERACTIVE LLC

Notes to Financial Statements

Year Ended December 31, 2021

6.	Commitments and Contingencies (Continued)

	Leases (Continued)	The future approximate aggregate minimum rental commitments under the non-cancelable operating lease as of December 31, 2021, are as follows:

Years Ending December 31,
2022	$110,500
2023	135,300
2024	139,000
2025	142,900
2026	48,000

$575,700

Rent expense amounted to approximately $123,000 for the year ended December 31, 2021.

Employee Retirement
Plan	The Company maintains a defined contribution plan for all eligible full-time employees. Employees may make regular contributions of their compensation each plan year through payroll deductions, subject to the plan and Internal Revenue Code 401(K) limitations. The Company makes matching 401(K) contributions as per the plan agreement.

The Company is also able to make discretionary profit-sharing contributions. During 2021 the Company did not make any profit-sharing contributions.

Defined contribution plan expense was approximately $51,000 for the year ended December 31, 2021.

Contingency	The Company is in dispute with a former employee. The Company believes the dispute has no merit, and any resolution to the matter will not have a material adverse impact on the Company’s financial position, results of operations, and cash flows.

Liquidity	As shown in the accompanying financial statements, the Company’s current liabilities exceed its current assets by $1,139,285. This factor creates an uncertainty about the Company’s ability to continue as a going concern as the Company may be unable to fund current operations. As a result of certain members of the Company committing to fund operations, if necessary, in addition to the potential merger (See Note 7), management believes the uncertainty is alleviated.

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BRIGHTLINE INTERACTIVE LLC

Notes to Financial Statements

Year Ended December 31, 2021

6.	Commitments and Contingencies (Continued)

	COVID-19	The Company’s business and operations have been adversely affected by the COVID-19 pandemic, as have the markets in which the Company’s customers operate. The COVID-19 pandemic has caused and continues to cause significant business and financial market disruption worldwide and there is significant uncertainty around the duration of this disruption and its ongoing effects on the Company’s business. This has primarily manifested itself in prolonged sales cycles.

The Company has allowed its employees to work remotely to minimize the risk of the virus. While working remotely has proven to be effective to this point, it may eventually inhibit the Company’s ability to operate its business effectively.

The Company continues to closely monitor the situation and the effects on its business and operations. The Company does not yet know the full extent of potential impacts on its business and operations. Given the uncertainty, the Company cannot reasonably estimate the impact on its future results of operations, cash flows or financial condition.

7.	Subsequent Events

Acquisition of the
	Company	On May 25, 2022, the Company and The Glimpse Group, Inc. (“Glimpse”), a public company traded on NASDAQ, entered into an Agreement and Plan of Merger (the “Merger”) for Glimpse to acquire the Company on August 1, 2022, or as soon as practicable thereafter, as defined, subject to certain terms and conditions, also as defined. The Merger may be terminated subject to certain terms and conditions, as defined.

The transaction’s total potential sales price is $32.5 million, with an initial payment of $8.0 million upon closing, plus adjustments, as defined, consisting of $3.0 million in cash and $5.0 million of Glimpse’s common stock (calculated as defined). Future potential purchase price considerations, up to $24.5 million, are based on the Company’s achievement of revenue growth milestones in the three years post-closing, the payment of which shall be made up in cash and common shares of Glimpse, priced at the date of the future potential share issuance.

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